UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017 (October 27, 2017)

Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 36th Floor New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (612) 629-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 1, 2017, Two Harbors Investment Corp. (“Two Harbors” or the “Company”) completed the previously announced special dividend to distribute the 33,071,000 shares of common stock of Granite Point Mortgage Trust Inc. (NYSE: GPMT) (“Granite Point”) acquired by the Company in exchange for the contribution of its commercial real estate portfolio to Granite Point (the “Stock Dividend”). Two Harbors common stockholders who were entitled to take part in the special dividend received 0.094765 shares of Granite Point common stock for each share of Two Harbors common stock outstanding on October 20, 2017, subject to the liquidation of fractional shares for which stockholders will receive a payment of cash in lieu of such fractional shares.

Item 3.03.     Material Modifications to Rights of Security Holders.

On October 27, 2017, in connection with the Company’s previously announced one-for-two reverse stock split (the “Reverse Stock Split”) of its outstanding shares of common stock, par value $0.01 per share, the Company filed two Articles of Amendment to its charter (the “First Amendment” and the “Second Amendment”) with the Maryland State Department of Assessments and Taxation. The First Amendment, effective as of 5:01 p.m. Eastern Time on November 1, 2017 (the “Effective Time”), converted every two shares of the Company’s issued and outstanding common stock into one share of common stock, par value $0.02 per share. Pursuant to the First Amendment, any fraction of a share of common stock that would otherwise have resulted from the Reverse Stock Split was settled by cash payment, calculated on the basis of the volume weighted average price of the common stock on November 1, 2017, on the New York Stock Exchange (the “NYSE”). The Second Amendment, effective as of 5:02 p.m. Eastern Time on November 1, 2017, reverted the par value of the Company’s issued and outstanding common stock to $0.01 per share. The second amendment also reduced the number of shares of common stock that the Company is authorized to issue from 900,000,000 to 450,000,000. Two Harbors common stock will continue trading on the NYSE under the symbol “TWO” with a new CUSIP number (90187B408).

The Reverse Stock Split affected all holders of common stock uniformly and did not affect any common stockholder’s percentage ownership interest in the Company, except for de minimus changes as a result of the elimination of fractional shares. As a result of the Reverse Stock Split, the number of shares of Two Harbors common stock outstanding was reduced from approximately 349 million shares to approximately 174 million shares.

Holders of Two Harbors common stock who hold in “street name” in their brokerage accounts were not required to take any action as a result of the Reverse Stock Split. Their accounts were automatically adjusted to reflect the number of shares owned. A letter of transmittal relating to the Reverse Stock Split will be sent to record holders of certificates of common stock promptly following the Effective Time. Stockholders who receive this letter of transmittal should follow the instructions in such letter.

The Reverse Stock Split did not affect the number of authorized or outstanding shares of the Company’s 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) or 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), or the dividend rate of any outstanding shares of Series A Preferred Stock or Series B Preferred Stock.

The foregoing description of the two Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete Articles of Amendment, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure in Item 3.03 above is incorporated by reference herein.

Item 8.01  Other Events.

The Company issued a press release in connection with the Reverse Stock Split, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

At-the-Market Offering

The Company has previously entered into an equity distribution agreement under which the Company may sell shares of its common stock from time to time in any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended. An aggregate of 20 million shares of the Company’s common stock were originally reserved for issuance under the equity distribution agreement, and the Company had sold 7,585,869 shares pursuant to the equity distribution agreement immediately prior to the Effective Time. As a result of the Reverse Stock Split, an aggregate of 6,207,065 post-Reverse Stock Split shares remain available for sale pursuant to the equity distribution agreement.

Dividend Reinvestment and Direct Stock Purchase Plan

The Company sponsors a dividend reinvestment and direct stock purchase plan through which stockholders may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on shares of the Company’s common stock. Stockholders may also make optional cash purchases of shares of the Company’s common stock subject to certain limitations detailed in the plan prospectus. An aggregate of 7.5 million shares of the Company’s common stock were originally reserved for issuance under the plan, and the Company had sold 383,269 shares pursuant to the plan immediately prior to the Effective Time. As a result of the Reverse Stock Split, an aggregate of 3,558,365 post-Reverse Stock Split shares remain available for sale pursuant to the plan.

Equity Incentive Plan

The Company’s Second Restated 2009 Equity Incentive Plan was adopted by its board of directors and approved by its stockholders for the purpose of enabling the Company to provide equity compensation to attract and retain qualified directors, officers, advisers, consultants and other personnel. Immediately prior to the Effective Time, an aggregate of 13 million shares of the Company’s common stock were authorized for issuance under the plan, of which 6,217,068 shares remained available for issuance. As a result of the Reverse Stock Split, an aggregate of 3,108,534 post-Reverse Stock Split shares remain available for issuance pursuant to the plan. In addition, the number of shares subject to each issued and outstanding award under the plan was proportionately adjusted to reflect the Reverse Stock Split. Any other affected terms of the Plan and any awards thereunder were adjusted to the extent necessary to reflect proportionately the Reverse Stock Split.

Share Repurchase Program

The Company’s share repurchase program allows for the repurchase of shares of the Company’s common stock from time to time through privately negotiated transactions or open market transactions. Immediately prior to the Effective Time, an aggregate of 75 million shares of the Company’s common stock were authorized for repurchase pursuant to the plan, of which a total of 24,135,000 shares had been repurchased immediately prior to the Effective Time. As a result of the Reverse Stock Split, an aggregate of 25,432,500 post-Reverse Stock Split shares remain available for repurchase pursuant to the program.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to the Charter of Two Harbors Investment Corp., effective as of 5:01 PM Eastern Time on November 1, 2017.
3.2	Articles of Amendment to the Charter of Two Harbors Investment Corp., effective as of 5:02 PM Eastern Time on November 1, 2017.
99.1	Press Release of Two Harbors Investment Corp., dated November 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: November 2, 2017

Exhibit Index

Exhibit No.	Description	Filing Method

3.1	Articles of Amendment to the Charter of Two Harbors Investment Corp., effective as of 5:01 PM Eastern Time on November 1, 2017.	Electronically
3.2	Articles of Amendment to the Charter of Two Harbors Investment Corp., effective as of 5:02 PM Eastern Time on November 1, 2017.	Electronically
99.1	Press Release of Two Harbors Investment Corp., dated November 2, 2017.	Electronically